UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2026
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On January 27, 2026, Akebia Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with BP THIRD AVENUE LLC, a Delaware limited liability company (the “Landlord”), pursuant to which the Company will lease an aggregate of approximately 43,474 square feet, consisting of 28,518 square feet of office space (the “Office Premises”) and 14,956 square feet of laboratory space (the “Lab Premises”) located at the building commonly known as 180 CityPoint and numbered 180 Third Avenue, Waltham, Massachusetts 02451 (the Office Premises and the Lab Premises together, the “Premises”). The Company intends to relocate its corporate headquarters to the Premises in September 2026. The Company’s current lease for its Cambridge, Massachusetts office and lab space expires on September 11, 2026.

Prior to commencement of the term of the Lease, the Landlord will perform certain items of work on the Office Premises (the “Landlord’s Office Premises Work”) and the Lab Premises (the “Landlord’s Lab Premises Work”), each pursuant to the Lease (including the Work Agreement attached thereto). The Landlord shall be solely responsible for the payment of all costs and expenses associated with completing such work, except as otherwise expressly set forth in the Lease.

The term of the Lease with respect to the Office Premises commences on the earlier to occur of (i) the date on which the Landlord’s Office Premises Work has been “substantially completed” and the Office Premises are “ready for occupancy” (each as defined in the Lease) or (ii) the date upon which the Company occupies all or any portion of the Office Premises, which is expected to be on or about September 1, 2026 (the “Office Term Commencement Date”). The Company’s annual rent for the Office Premises will start at $898,317 and will increase at an additional $1.00 per square foot for each successive Rent Year (as defined in the Lease) until the end of the initial term. The term of the Lease with respect to the Lab Premises commences on the earlier to occur of (i) the date on which the Landlord’s Lab Premises Work has been substantially completed and the Lab Premises are ready for occupancy or (ii) the date upon which the Company occupies all or any portion of the Lab Premises, which is expected to be on or about November 1, 2026. The Company’s annual rent for the Lab Premises will start at $1,046,920 and will increase by approximately 3.0% for each successive Rent Year until the end of the initial term. The Lease requires a security deposit in the amount of $810,515.00 in the form of an irrevocable letter of credit. In addition to rent, the Company is required to pay additional amounts for taxes, insurance, maintenance and other operating expenses.

The initial term of the Lease will be for an 84-calendar month-period commencing on the Office Term Commencement Date, unless extended or sooner terminated as provided in the Lease. The Lease provides the Company with an option to extend the Lease for an additional five-year term.

The foregoing description of the Lease is qualified in its entirety by reference to the complete text of the Lease, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Executive Severance Agreement

On January 28, 2026 (the “Effective Date”), the Company entered into an amended and restated executive severance agreement (the “Amended CEO Executive Severance Agreement”) with the Company’s President and Chief Executive Officer, John P. Butler. The Amended CEO Executive Severance Agreement was approved by the Board of Directors to better align the severance provisions with market practices. The Amended CEO Executive Severance Agreement replaces Mr. Butler’s prior executive severance agreement that was effective as of March 3, 2014. The material terms of the Amended CEO Executive Severance Agreement are described below.

Under the Amended CEO Executive Severance Agreement, if Mr. Butler’s employment is terminated by the Company without “cause” or he terminates his employment for “good reason” (each as defined in the Amended CEO Executive Severance Agreement), other than following a “change in control” (as defined in the Amended CEO Executive Severance Agreement), Mr. Butler will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, a lump-sum payment equal to 100% of his annual target bonus for the year of termination, and, provided Mr. Butler timely elects Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage, up to 12 months of reimbursement of a portion of Mr. Butler’s and Mr. Butler’s dependents’ health, dental and vision COBRA premiums to the same extent as if the he remained employed. In addition, Mr. Butler’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the severance period, as if he had remained employed during that time.

If, within 12 months following a Change in Control, Mr. Butler’s employment is terminated by the Company without Cause or he terminates his employment for Good Reason, Mr. Butler will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 24 months of base salary continuation, a lump-sum payment equal to 200% of his annual target bonus for the year of termination, and provided Mr. Butler timely elects COBRA coverage, up to 24 months of reimbursement of a portion of Mr. Butler and Mr. Butler’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed.

Under the Amended CEO Executive Severance Agreement, 100% of Mr. Butler’s then outstanding and unvested equity and equity-based awards granted on or prior to the Effective Date will become immediately vested upon a Change in Control. If, within 12 months following a Change in Control, Mr. Butler’s employment is terminated by the Company without Cause or Mr. Butler resigns for Good Reason, all of Mr. Butler’s then‑outstanding and unvested equity awards granted after the Effective Date will immediately vest in full.

The severance payments and benefits described above are conditioned upon Mr. Butler’s timely execution and non-revocation of a general release of claims in the Company's favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination.

The foregoing description of the Amended CEO Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended CEO Executive Severance Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

CFO Executive Severance Agreement

On the Effective Date, the Company also entered into an amended and restated executive severance agreement (the “Amended CFO Executive Severance Agreement”) with the Company’s Senior Vice President, Chief Financial Officer and Chief Business Officer, Erik J. Ostrowski. The Amended CFO Executive Severance Agreement was approved by the Compensation Committee of the Board of Directors to better align some of the severance provisions with market practices. The Amended CFO Executive Severance Agreement replaces Mr. Ostrowski’s prior executive severance agreement that was effective as of June 24, 2024. The material terms of the Amended CFO Executive Severance Agreement are described below.

Under the Amended CFO Executive Severance Agreement, if Mr. Ostrowski’s employment is terminated by the Company without “cause” or Mr. Ostrowski terminates his employment for “good reason” (each as defined in the Amended CFO Executive Severance Agreement), other than following a “change in control” (as defined in the Amended CFO Executive Severance Agreement), Mr. Ostrowski will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation and, provided Mr. Ostrowski timely elects COBRA, coverage, up to 12 months of reimbursement of a portion of Mr. Ostrowski’s and Mr. Ostrowski’s dependents’ health, dental and vision COBRA premiums to the same extent as if the he remained employed. In addition, Mr. Ostrowski’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the severance period, as if he had remained employed during that time.

If, within 12 months following a Change in Control, Mr. Ostrowski’s employment is terminated by the Company without Cause or he terminates his employment for Good Reason, Mr. Ostrowski will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, an amount equal to 100% of his annual target bonus for the year of termination, and provided he timely elects COBRA coverage, up to 12 months of reimbursement of a portion of Mr. Ostrowski’s and Mr. Ostrowski’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed.

Under the Amended CFO Executive Severance Agreement, 100% of Mr. Ostrowski’s then outstanding and unvested equity and equity-based awards granted on or prior to the Effective Date will become immediately vested upon a Change in Control. If, within 12 months following a Change in Control, Mr. Ostrowski’s employment is terminated by the Company without Cause or he resigns for Good Reason, all of Mr. Ostrowski’s then‑outstanding and unvested equity awards granted after the Effective Date will immediately vest in full.

The severance payments and benefits described above are conditioned upon Mr. Ostrowski’s timely execution and non-revocation of a general release of claims in the Company's favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination.

The foregoing description of the Amended CFO Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended CFO Executive Severance Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Amended and Restated Executive Severance Agreement, dated January 28, 2026, between Akebia Therapeutics, Inc. and John P. Butler

99.2	Amended and Restated Executive Severance Agreement, dated January 28, 2026, between Akebia Therapeutics, Inc. and Erik J. Ostrowski
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: January 30, 2026	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer